FORM N-CSR ITEM 12(B) EXHIBIT

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            The undersigned hereby certify in their capacity as Treasurer and President, respectively, of The Wright Managed Equity Trust (the "Trust") (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund), that:

   (a) the Semi-Annual Report of the Trust (on behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund) on Form N-CSR for the period ended June 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Wright Selected Blue Chip
         Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund) for such period.

A signed original of this written statement required by section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

The Wright Managed Equity Trust (On behalf of Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund)

Date: August 22,2008

/s/ Barbara E. Campbell
----------------------------
Barbara E. Campbell
Treasurer

Date: August 21,2008

/s/ Peter M. Donovan
--------------------------
Peter M. Donovan
President